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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)
001-33260 (Commission File Number)

Rheinstrasse 20
CH-8200 Schaffhausen
Switzerland
(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On October 16, 2009, Tyco Electronics Ltd. (the "Company") entered into a new form of indemnification agreement (the "indemnification agreement") with members of its Board of Directors. The new form of indemnification agreement is governed by the substantive laws of Switzerland now that the Company has changed its place of incorporation from Bermuda to the canton of Schaffhausen, Switzerland. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to the Company. The form of indemnification agreement is filed herewith as Exhibit 10.1.

        The indemnification agreement provides, among other things, that subject to the procedures set forth therein, the Company will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee's corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature. The indemnification agreement will provide for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. The indemnification agreement also requires that the Company cover an indemnitee under liability insurance available to any of the Company's directors, officers or employees.

        The description of the indemnification agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the form of indemnification agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)
By:	/s/ HAROLD G. BARKSDALE Harold G. Barksdale Corporate Secretary

Date: October 16, 2009

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES